EXHIBIT 99.2

UNANIMOUS WRITTEN CONSENT
BY THE BOARD OF DIRECTORS OF
TAI PAN HOLDING, INC.
A DELAWARE CORPORATIN
IN LIEU OF A MEETING
APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANT

Pursuant to the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors, the undersigned, being all of the directors of , a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions.

WHEREAS, pursuant to SEC regulations, Tai Pan Holding, Inc. will be subject to an audit to file its 10K (annual report) and 10Q (quarterly report).

WHEREAS, Tai Pan Holding, Inc. has just completed the merger with Unicapital Acquisition Corp., a listed company on the Securities and Exchange Commission; and need to file its first 10Q report for the quarter ending March 31, 2009.

WHEREAS, after receiving and reviewing information with regard to experienced firms capable of providing that early review, this Board has determined that the independent accounting firm of Vasquez & Company, LLP is qualified and experienced to provide those services;

RESOLVED, that Vasquez & Company, LLP is hereby appointed auditor to Tai Pan Holding, Inc. for the purpose of conducting an examination of the Company’s books, records and financial procedures for the fiscal year ending December 31, 2008 and quarter ending March 31, 2009; and shall further provide a report on that examination to the Finance Committee of this Board.

RESOLVED FURTHER, that the officers of Tai Pan Holding, Inc are, and each acting alone is, hereby authorized and directed to take such further action as may be necessary, appropriate or advisable to implement this resolution and amendment and any such prior actions are hereby ratified; and

THE UNDERSIGNED, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actins as of the 25th of March 2009, notwithstanding the actual date of the signing.

/s/ Kheng Siang Lee	/s/ Eng Seng Tang
By: Kheng Siang Lee	By: Eng Seng Tang
Title: Director	Title: Director

/s/ Hoon Leum Goh	/s/ Cheng-Yu Wang
By: Hoon Leum Goh	By: Cheng-Yu Wang
Title: Director	Title: Director